UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2007
Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31932 (Commission File Number)	88-0464853 (IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California (Address of principal executive offices)	90025 (Zip Code)
Registrant’s telephone number, including area code (310) 444-4300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Hythiam Discloses Top Line Results from Cedar Sinai Study on Alcoholic Subjects Treated with
Medical Portion of the PROMETA Protocol
Los Angeles, CA — May 15, 2007- Hythiam today disclosed top line results from the 30-subject, 16 week open label study of the PROMETA Protocol for the treatment of Alcohol Dependence conducted by Principal Investigator, Dr. Jeffery Wilkins, Department of Psychiatry and Behavioral Neurosciences, Cedars-Sinai Medical Center.
Summary Results:
There was a substantial reduction in cravings and alcohol use among subjects treated with the medical portion of the PROMETA protocol for alcohol dependence, including administered nutritional supplements. Baseline comparisons were made based upon the availability of the data collected from each follow-up visit from all subjects, alcohol abstinent and relapsers. Results were verified by blood tests, breathalyzer, self-report, and urinalysis. The study did not include a psychosocial program as an adjunct to the medical portion of the PROMETA treatment protocol.
Among all subjects including relapsers, an 86% decrease in median cravings from baseline to week 1 was reported, decreasing further to a 94% reduction in median cravings at the end of 30 days. Alcohol use was substantially reduced in all subjects with an 82% reduction in mean percentage of drinking days and an 85% reduction in mean standard drinks per day at the end of the 16 week study. At 30 days, the relapsing (non-abstinent) subjects demonstrated reduced alcohol consumption from baseline levels, demonstrating an 82% reduction in mean percentage of all drinking days and an 89% reduction in percentage of mean heavy drinking days.
Subjects with measurable neurocognitive deficits at baseline showed significant improvement by week 2 and all but one of these subjects tested normal at week 16. Typically, neurocognitive performance in alcoholics who are abstinent is regained over the course of months or years.
The effects observed will be confirmed and further evaluated in an 80 subject randomized, double-blind placebo controlled study that is currently underway by Dr. Wilkins and researchers at Cedars-Sinai Medical Center.
Additional Presentations:
Neurocognitive baseline measures and the medical component of the PROMETA treatment protocol’s impact on memory and cognition will be presented by Dr. Wilkins at the International Neuropsychological Society Meeting, July 6th in Bilbao, Spain.
More detailed data from this open-label study on the medical component of the PROMETA protocol’s impact on alcohol intake, abstinence, cravings, and neurocognition will be presented by another investigator from the study, Dr. Mark Hrymoc, at the 30th Annual Scientific Meeting of the Research Society on Alcoholism, July 8th in Chicago, Illinois.

Background:
Hythiam’s physician-administered PROMETA® integrated treatment protocols are for alcohol, cocaine, or methamphetamine dependence. PROMETA includes nutritional supplements, FDA-approved oral and IV medications (used off-label and separately administered in a unique dosing algorithm), and psychosocial therapy. The IV infusions are administered over 3 consecutive days and the oral medications for 30 days.
Cedars-Sinai ranks among the top 10 non-university hospitals in the nation for its research activities and was recently fully accredited by the Association for the Accreditation of Human Research Protection Programs Inc. (AAHRPP). For 19 consecutive years, it has been named Los Angeles’ most preferred hospital for all health needs in an independent survey of area residents, Cedars-Sinai is internationally renowned for its diagnostic and treatment capabilities and its broad spectrum of programs and services, as well as breakthroughs in biomedical research and superlative medical education.
On April 24th 2006, researchers at Cedars-Sinai Medical Center initiated a 30-subject open-label study to examine the impact of the medical portion of the PROMETA Protocol for Alcohol Dependence. Per the PROMETA Protocol at the time, the IV infusions were administered for only 2 consecutive days, along with nutritional supplements and oral medications. Based on the findings from this open-label study, the researchers are conducting an 80-subject, randomized, double-blind, placebo controlled study to further examine the utility of the medical component of the PROMETA protocol for the treatment of alcohol dependence.
In this study, the number of days to administer the IV infusions will be increased to 3 consecutive days, and administered on an out-patient basis, reflecting the improvements contained in the current PROMETA Protocols. The administration of the nutritional supplements and oral medication in the medical component of PROMETA protocols remained the same.
Subsequent to this open-label study, a number of double-blind, placebo controlled studies examining PROMETA for alcohol dependence were initiated. The number of infusion days in each is as follows:

# of Infusion Days	Investigator	(n)	Institution
2 or 3 days (based on severity)	Raymond Anton	60	University of South Carolina

3 days	Jennifer Starosta (Joseph Volpicelli, Advising)	60	Inst. of Addiction Medicine

3 days	Jeffery Wilkins	80	Cedars-Sinai Medical Center
Objective and Methods:
In addition to measuring the impact of the PROMETA medical component on alcohol consumption and cravings, the researchers also wanted to determine if improvements in short-term memory and information processing could be measured using standard neuropsychological tests. Clinicians treating patients with the PROMETA protocol frequently have noted apparent changes in memory and cognition. Conducted at Cedars-Sinai Medical Center in Los Angeles, the study employed a single-group, open-label design. Before beginning treatment, patients were assessed with a battery of neuropsychological tests that included measures of short-term memory and decision-making ability. Researchers collected day-by-day history of alcohol use during the 30 days prior to treatment by using timeline follow-back, a validated method of collecting self-reported information about drug use. In addition to self-report, alcohol use was verified with breathalyzer, blood tests (ethyl glucuronide), and urinalysis during follow-up visits.
All subjects met the DSM-IV diagnostic criteria for alcohol dependence. Only subjects who were abstinent at least 12 and no more than 72 hours before the first infusion were included. Admitted to an inpatient unit, subjects were administered nutritional supplements along with two consecutive days of IV infusions, and started on the oral medications of the PROMETA treatment protocol.
After two days, subjects were discharged from the hospital. They returned weekly as outpatients during each of the subsequent 16 weeks of the study to provide information about their drinking and their adherence to the oral medications over the 30 day medication phase. The neurocognitive test battery was obtained at baseline and repeated at 1, 2, 4, and 16 weeks. Some tests were administered in pen and pencil versions; others were computer administered.
Results and Discussion:
Top-line results demonstrated that the medical portion of the PROMETA treatment protocol with 2 consecutive days of IV infusions, was generally well tolerated. One patient had transient drop in blood pressure and pulse rate. Follow-up independent evaluation concluded that the event was not medically significant.
At baseline, the subjects had a group mean of 12.49 standard drinks/day and 79% for mean drinking days during the prior 30 days. Baseline comparisons were made based upon the availability of the data collected from each follow-up visit. 73% of the subjects completed the entire 16-week study protocol. In subjects who demonstrated deficits in cognition and memory, there was an improvement in memory at week 2 and in information processing at weeks 2, 4, and 16.
For All Available Subjects (including relapsers):
•	94% decrease in the median craving level from baseline to the end of the 1 month medication phase

•	86% decrease in the median craving level from baseline to 1 week

•	82% decrease in mean percentage of drinking days from baseline to 16 weeks

•	85% reduction in the mean standard drinks per day at 16 weeks
For Available Non-Abstinent Subjects (relapsers) Only:
•	82% reduction in mean percentage of drinking days from baseline levels to the end of 30 day medication phase

•	89% decrease in mean percentage of heavy drinking days from baseline levels to the end of 30 day medication phase

For Subjects with Measurable Neurocognitive Deficits at Baseline:
•	The majority of those subjects who at baseline demonstrated below normal abilities in memory and neurocognition tested at a normal level by week 2, and all but 1 tested at a normal level by study completion
The open-label study provided important experience to guide the researchers at Cedars-Sinai Medical Center in the conduct of a placebo-controlled, double-blind study of 80 subjects. This study of the medical component of the PROMETA protocol for alcohol dependence will use the current dosing for the IV medication administration, which is 3 consecutive days of infusions, with nutritional supplements and oral medication remaining the same.
Preliminary analyses showed that standard neuropsychological tests could measure short-term memory and information processing difficulties during early abstinence, and the recovery of cognitive functions during treatment with the medical portion of the PROMETA treatment protocol. Previous research has shown that cravings and impaired neuropsychological function predict poor treatment outcomes. For that reason, documenting rapid improvement during treatment with the PROMETA Protocol will be an important step in the continuing assessment of the utility of PROMETA in treating alcohol dependence.
About Hythiam, Inc.
Integrating both medical and psychosocial treatment modalities, Hythiam, Inc. provides comprehensive behavioral health management services to health plans, employers, criminal justice, and government agencies. With a focus on using the latest medical and health technology towards improved outcomes and out-patient treatment, the company manages all behavioral health disorders. The company also researches, develops, licenses and commercializes innovative and proprietary physiological, nutritional, and behavioral treatment protocols. Hythiam offers disease management programs for substance dependence built around its proprietary PROMETA treatment protocols for alcoholism and dependence to stimulants. The PROMETA treatment protocols, which integrate behavioral, nutritional, and medical components, are available through licensed treatment providers. For further information, please visit www.hythiam.com.
Forward-Looking Statements
Except for statements of historical fact, the matters discussed in this press release are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company’s control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history and lack of statistically significant formal research studies, the risk that treatment protocols might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the healthcare industry; and additional risks factors as discussed in the reports filed by the company with the Securities and Exchange Commission, which are available on its website at http://www.sec.gov.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTHIAM, INC.
Date: May 15, 2007	By:	/s/ CHUCK TIMPE
Chuck Timpe
Chief Financial Officer